For Immediate Release

Contact:	Badger Paper:
Ronald E. Swanson, President and CEO 715-582-5210

Badger Paper Mills, Inc. to Explore Strategic Options

Peshtigo, WI – June 30, 2005 – Badger Paper Mills, Inc. (Nasdaq SmallCap: BPMI). Badger Paper Mills, Inc. today announced that its Board of Directors has retained the New York investment banking firm Sanabe & Associates, LLC to advise the Company in exploring strategic options.

        Badger Paper Mills, Inc. is one of the nation’s leaders in the manufacture of flexible packaging and specialty papers.